                                                                    Exhibit 3.67

[LOGO]   STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
         OFFICE OF THE SECRETARY OF STATE

EDWARD S. INMAN, III, SECRETARY OF STATE


                             DATE: JANUARY 18, 2002


                            PJC OF RHODE ISLAND, INC.
                                    (6 PAGES)


                A TRUE COPY WITNESSED UNDER THE SEAL OF THE STATE
                   OF RHODE ISLAND AND PROVIDENCE PLANTATIONS


                                                       /s/ Edward S. Inman, III

                                                          SECRETARY OF STATE


                                                        BY  /s/ [ILLEGIBLE]
                                                           ---------------------

[SEAL]

Filing Fee $50.00                                               ID Number: 20974

[LOGO]          STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        Office of the Secretary of State
                              Corporations Division

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF

            Rite Aid of Rhode Island, Inc.

Pursuant to the provisions of Section 7-1. 1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Rite Aid of Rhode Island, Inc.

2. The shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on December 21, 1998 in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

                              [Insert Amendment(s)]
     (IF ADDITIONAL SPACE IS REQUIRED, PLEASE LIST ON SEPARATE ATTACHMENT)

     That Article I of the Articles of Incorporation of the Corporation be and it hereby is amended to read:

        The exact name of the Corporation is PJC of Rhode Island, Inc.


3. The number of shares of the corporation outstanding at the time of such adoption was 200; and the number of shares entitled to vote thereon was 200.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (If inapplicable, insert "none")

                   CLASS                      NUMBER OF SHARES
                   -----                      ----------------
                  Common                            200

                                                                     FILED
                                                                  JAN 11 1999
                                                              By /s/ [ILLEGIBLE]
                                                                 ---------------

[SEAL]

Form No. 12A
Revised 3/97    [ILLEGIBLE]                        [ILLEGIBLE]

5. The number of shares voted for such amendment was 200; and the number of shares voted against such amendment was 0.

6. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert "none")

                                         NUMBER OF SHARES VOTED
                                    -------------------------------
                    CLASS              FOR             AGAINST
                  ---------         ----------  -------------------
                  Common               200                0

7. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

     No change

8. The manner in which such amendment effects a change in the amount of stated capital, and the amount (expressed in dollars) of stated capital as changed by such amendment, are as follows: (If no change, so state)

     No change

9.   Date when amendment is to become effective:     [ILLEGIBLE]
                                                 (not more than 30 days after
                                                 the filing of these Articles
                                                 of Amendment)


Dated  December 18, 1998             Rite Aid of Rhode Island, Inc.
       -----------------


                                     By  /s/ Michel Coutu
                                         ------------------------------------
                                       Its Michel Coutu    President
                                           ---------------

                                     and /s/ William  Welsh
                                         ------------------------------------
                                       Its William Welsh   Secretary
                                           ---------------

STATE OF Rhode Island
COUNTY OF Kent

     In Warwick, on this 18th day of December, 1998, personally appeared before me Michel Coutu & William Welsh, who being by me first duly sworn, declared they are the President & Secretary of Rite Aid of Rhode Island, Inc. and that they signed the foregoing document as President & Secretary of the corporation, and the statements therein contained are true.


                                     /s/ Patricia S. Rose
                                     ------------------------
                                     Notary Public
                                     My Commission Expires: 6/20/01
                                                            --------------------

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                              BUSINESS CORPORATION

                                   ----------

                       ORIGINAL ARTICLES OF INCORPORATION

                                   ----------

     The undersigned acting as incorporator (x) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

     FIRST.   The name of the corporation is RITE AID OF RHODE ISLAND, INC.
                                              (strike if inapplicable)

     SECOND.  The period of its duration is (if perpetual, so state) perpetual.

     THIRD.   The purpose or purposes for which the corporation is organized are:

     To engage in the business of preparing, compounding, producing, importing, exporting, storing, acquiring, buying, selling, contracting with others to produce, supply, or deal in and with, disposing at retail, marketing, distributing, and dealing in and with, in accordance with rules and regulations, licensing requirements, and all pertinent and legal restraints and limitations, all kinds of drugs, chemicals, medicines, pharmaceutical products, physicians' and surgeons' supplies and all supplies, required by invalids, paints, colors, cosmetics, perfumes, toilet supplies, stationery and stationery supplies, novelities, tobacco in all forms ice cream, confectionery, and soft drinks; to fill prescriptions, maintain newsstands, soda fountains and lunch counters, and do everything pertaining to the drug store business and to own, lease, manage and operate pharmacies of all types.

[SEAL]

     The corporation shall have power: (See Section 7-1.1-4 of the General Laws, 1956, as amended.)

     (a) To have perpetual succession by its corporate name unless a limited period of duration is stated in its articles of incorporation.

     (b) To sue and be sued, complain and defend, in its corporate name.

     (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

     (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

     (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

     (f) To lend money and to use its credit to assist its employees.

     (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

     (h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

     (i) To lend money for its corporate purposes, invest and reinvesting funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

     (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.

     (k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

     (l) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.

     (m) To make donations for the public welfare or for charitable, scientific or educational purposes.

     (n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.

     (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

     (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

     (q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.

     (r) To have and exercise all powers necessary or convenient to effect its purposes.


FORM 118 10M 1-70                                                         (OVER)

(R.I. - 2158 - 1/2/70)

     FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

     (a)   IF ONLY ONE CLASS:  Total number of shares 200
               (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

               Par Value per share $1,000.00

                                       or

     (b)   IF MORE THAN ONE CLASS:  Total number of shares
               (State (A) the number of the shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

     FIFTH.   Provisions (if any) dealing with the preemptive right of
  shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:
     No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase of subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

(R.I. - 2158)

     SIXTH.   Provisions (if any) for the regulation of the internal affairs of the corporation: The Board of Directors may make, alter, amend and repeal the by-laws subject to the power of the shareholders to change such action.


[SEAL]


     SEVENTH. The address of the initial registered office of the corporation is 111 WESTMINSTER STREET, PROVIDENCE, RHODE ISLAND 02903 (add Zip Code) and the name of its initial registerd agent at such address is: C T CORPORATION SYSTEM

     EIGHTH. The number of directors constituting the initial board of directors of the corporation is Three and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

                NAME                           ADDRESS
     Alex Grass                      Trindle Rd. & Railroad Ave.
                                     Shiremantown, Pa. 17011

     Lewis Lehrman                   Trindle Rd. & Railroad Ave.
                                     Shiremantown, Pa. 17011

     David Sommer                    Trindle Rd. & Railroad Ave.
                                     Shiremantown, Pa. 17011

     NINTH.   The name and address of each incorporator is:

                NAME                           ADDRESS
     George Lewis                    123 South Broad Street
                                     Philadelphia, Pa. 19109

[SEAL]

     TENTH.   Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation) : upon filing of Articles of Incorporation

     Dated December 2, 1975


                                     /s/ George Lewis
                                     -----------------------
                                     George Lewis

(R.I. - 2158)

COMMONWEALTH OF PENNSYLVANIA)

COUNTY OF CUMBERLAND)

     I, Franklin C. Brown, being duly sworn, declare under oath, that I am the President of Rite Aid of Rhode Island, Inc., a Rhode Island corporation, and that the attached is a true copy of the original Articles of Incorporation of Rite Aid of Rhode Island, Inc. filed by the Secretary of State on December 5, 1975.


                                     /s/ Franklin C. Brown
                                     ----------------------
                                     Franklin C. Brown


     Sworn to before me and subscribed in my presence this 30th day of April, 1996.


                                     /s/ Robbie Louise Blackwell
                                     ---------------------------
                                            Notary Public


My Commission Expires:                          NOTARIAL SEAL
                                     Robbie Louise Blackwell, Notary Public
                                           Harrisburg, Dauphin County
                                        My Commission Expires May 18, 1998

(SEAL)

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                              BUSINESS CORPORATION

                                   ----------

                  DUPLICATE ORIGINAL ARTICLES OF INCORPORATION

                                   ----------

     The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

     FIRST. The name of the corporation is RITE AID OF RHODE ISLAND, INC.


        (A [ILLEGIBLE] corporation pursuant to Section [ILLEGIBLE] of the General Laws, 1956, as amended)(strike if inapplicable)

     SECOND.  The period of its duration is (if perpetual, so state) perpetual

     THIRD.   The purpose or purposes for which the corporation is organized are:

  To engage in the business of preparing, compounding, producing, importing, exporting, storing, acquiring, buying, selling, contracting with others to produce, supply, or deal in and with, disposing at retail, marketing, distributing, and dealing in and with, in accordance with rules and regulations, licensing requirements, and all pertinent, and legal restraints and limitations, all kinds of drugs, chemicals, medicines, pharmaceutical products, physicians' and surgeons' supplies and all supplies, required by invalids, paints, colors, cosmetics, perfumes, toilet supplies, stationery and stationery supplies, novelities, tobacco in all forms ice cream, confectionery, and soft drinks; to fill prescriptions, maintain newsstands, soda fountains and lunch counters, and do everything pertaining to the drug store business and to own, lease, manage and operate pharmacies of all types.


     The corporation shall have power: (See Section 7-1.1-4 of the General Laws, 1956, as amended.)

[ILLEGIBLE]

                                                                          (OVER)

[ILLEGIBLE]

(R.I. - 2158 - 1/2/70)

     FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

     (a)  IF ONLY ONE CLASS:  Total number of shares 200

               (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

               Par Value per share $1,000.00

                                       or

     (b)  IF MORE THAN ONE CLASS: Total number of shares

               (State (A) the number of the shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without Par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)


     FIFTH.   Provisions (if any) dealing with the preemptive right of
  shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:
     No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase of subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.


(R.I. - 2158)

     SIXTH.   Provisions (if any) for the regulation of the internal affairs of the corporation. The Board of Directors may make, alter, amend and repeal the by-laws subject to the power of the shareholders to change such action.


     SEVENTH. The address of the initial registered office of the corporation is 111 WESTMINSTER STREET, PROVIDENCE, PHONE ISLAND 02903 (add Zip Code) and the name of its initial registered agent at such address is: C T CORPORATION SYSTEM

     EIGHTH. The number of directors constituting the initial board of directors of the corporation is Three and [ILLEGIBLE] and addresses of the persons who are to serve as directors until the first [ILLEGIBLE] shareholders or until their successors are elected and shall qualify are:

     (If this is a class corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

                NAME                             ADDRESS

     Franklin C. Brown, President              [ILLEGIBLE]

     Frank Bergonzi, Vice President            [ILLEGIBLE]

     James E. Krahulec, Secretary/Treasurer    [ILLEGIBLE]

     NINTH.   The name and address of each incorporator is:

                NAME                             ADDRESS

                                          CT Corporation System
                                               123 Dyer St
                                          Providence, RI 02903

     TENTH.   Date when corporate existence to begin (not more then 30 days after filing of these articles of incorporation): upon filing of Articles of Incorporation

     Dated             , 1975
           ------------
                                     /s/ George Lewis
                                     ----------------------
                                     George Lewis

(R.I. - 2158)

STATE OF PENNSYLVANIA          City
                        In the           of Philadelphia
COUNTY OF PHILADELPHIA

in said county this [ILLEGIBLE] day of November A.D. 1975 then personally appeared before me George Lewis each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.


                                       /s/ [ILLEGIBLE]
[SEAL]                               ----------------------------
                                             Notary Public
                                     [ILLEGIBLE]


                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         RITE AID OF RHODE ISLAND, INC.

I, ___________ Secretary of State hereby certify that duplicate originals of Articles of Incorporation for the incorporation of RITE AID OF RHODE ISLAND, INC.

duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law, and that the foregoing is a duplicate original of the Articles of Incorporation.

                                    WITNESS my hand and the seal of the State of

                                      Rhode Island this_________________________

                                      day of November, 1975

                                      ------------------------------------------
                                                  SECRETARY OF STATE

(R.I.C - 2158)